Kindred and Gentiva: A Compelling Opportunity for American Healthcare and Shareholders Exhibit 99.2 October 9, 2014

Forward-Looking Statements
This presentation includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements regarding the proposed business combination transaction between Kindred Healthcare, Inc. (“Kindred” or the “Company”) and Gentiva Health Services, Inc. (“Gentiva”) (including financing of the proposed transaction and the benefits, results, effects and timing of a transaction), all statements regarding Kindred’s (and Kindred’s and Gentiva’s combined) expected future financial position, results of operations, cash flows, dividends, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management, and statements containing the words such as “anticipate,” “approximate,”
“believe,” “plan,” “estimate,” “expect,” “project,” “could,” “would,” “should,” “will,” “intend,” “may,” “potential,” “upside,” and other similar expressions. Statements in this presentation concerning the business outlook or future economic performance, anticipated profitability, revenues, expenses, dividends or other financial items, and product or services line growth of Kindred (and the combined businesses of Kindred and Gentiva), together with other statements that are not historical facts, are forward-looking statements that are estimates reflecting the best judgment of Kindred based upon currently available information.
Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from Kindred’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which Kindred is unable to predict or control, that may cause Kindred’s actual results, performance or plans with respect to Gentiva to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in Kindred’s filings with the Securities and Exchange Commission (the “SEC”).
Risks and uncertainties related to the proposed merger include, but are not limited to, the risk that Gentiva’s stockholders do not approve the merger, potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger, uncertainties as to the timing of the merger, adverse effects on Kindred’s stock price resulting from the announcement or completion of the merger, competitive responses to the announcement or completion of the merger, the risk that healthcare regulatory, licensure or other approvals and financing required for the consummation of the merger are not obtained or are obtained subject to terms and conditions that are not anticipated, costs and difficulties related to the integration of Gentiva’s businesses and operations with Kindred’s businesses and operations, the inability to obtain, or delays in obtaining, cost savings and synergies from the merger, uncertainties as to whether the completion of the merger or any transaction will have the accretive effect Kindred’s earnings or cash flows that it expects, unexpected costs, liabilities, charges or expenses resulting from the merger, litigation relating to the merger, the inability to retain key personnel, and any changes in general economic and/or industry-specific conditions.
In addition to the factors set forth above, other factors that may affect Kindred’s plans, results or stock price are set forth in Kindred’s Annual Report on Form 10-K and in its reports on Forms 10-Q and 8-K.
Many of these factors are beyond Kindred’s control. Kindred cautions investors that any forward-looking statements made by Kindred are not guarantees of future performance. Kindred disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.
Kindred has provided information in this presentation to compute certain non-GAAP measurements for specified periods. A reconciliation of the non-GAAP measurements to the GAAP measurements is included in this presentation and on Kindred’s website at www.kindredhealthcare.com under the heading “investors.”
Additional Information
This presentation does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  This communication may be deemed to be solicitation material in respect of the proposed merger between Kindred and Gentiva. In connection with the proposed merger, Kindred intends to file a registration statement on Form S-4, containing a proxy statement/prospectus, with the SEC. SHAREHOLDERS OF GENTIVA ARE
URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT/PROSPECTUS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.  Investors and security holders will be able to obtain copies of the proxy statement/prospectus as well as other filings containing information about Kindred and Gentiva, without charge, at the SEC’s website, www.sec.gov . Those documents, when filed, as well as Kindred’s other public filings with the SEC, may be obtained without charge at Kindred’s website at
www.kindredhealthcare.com.
Participants in Solicitation
Kindred and its directors and executive officers, and Gentiva and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Gentiva common stock in respect of the proposed merger. Information about the directors and executive officers of Kindred is set forth in the proxy statement for Kindred’s 2014 Annual Meeting of Shareholders, which was filed with the SEC on April 3, 2014. Information about the directors and executive officers of Gentiva is set forth in the proxy statement for Gentiva’s 2014 Annual Meeting of Shareholders, which was filed with the SEC on March 25, 2014. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement/prospectus regarding the proposed merger when it becomes available.

Kindred Is Helping to Shape the Future
of American Healthcare
•
As the U.S. population ages, demand for patient-centered healthcare is growing rapidly – and Kindred is pioneering an integrated approach to address this demand – implementing a better model to improve clinical outcomes and patient safety, smooth care transitions and lower costs
•
Kindred’s “Continue
The
Care”
strategy delivers the services that patients need
across the full spectrum of care, from transitional inpatient hospitalization, to post-acute rehab and skilled nursing services, to home health and hospice care
•
Kindred is growing to implement this strategy and fostering innovation to provide more patients, in more communities, with high quality, integrated, patient-
centered care in the lowest-cost setting

The merger of Kindred and Gentiva accelerates the development of this integrated approach to patient care, creating significant value for both companies’ patients, employees and shareholders

Transaction Summary
(1) EBITDAR, or operating income, is defined as earnings before interest, income taxes, depreciation, amortization and rent. EBITDAR was computed by combining the mid point of 2014 guidance for Kindred as provided on August 6, 2014 (see enclosed reconciliation) and 2014 current average analyst consensus estimates for Gentiva. In addition, pro forma EBITDAR includes full run rate expected cost synergies of $70 million
,
and estimated annualized rent expense for Gentiva of $41 million.
(2) Excludes one-time integration costs.
(3) Pro forma Adjusted Debt to EBITDAR leverage was computed by dividing a numerator comprised of estimated long-term debt at closing plus pro forma annual rent expense multiplied by six, less unrestricted cash, by a denominator comprised of pro forma EBITDAR.
Purchase Price
• $19.50 / share comprising $14.50 in cash and $5.00 in common stock
• $1.8 billion total consideration, including assumption of net debt
• $5.00 in Kindred common stock equates to 0.257 shares of Kindred common stock based on the agreed to fixed exchange ratio
Financial Profile
• Pro Forma combined company revenues of approximately $7.1 billion and Operating Income or
EBITDAR (1) of $1.0 billion
• Combination will enhance Kindred’s Revenue and Margin Growth Profile
Accretion
• Immediately and significantly accretive to Kindred’s Earnings and Operating Cash Flows (exclusive of transaction and integration costs)
Synergies
• $70 million in expected cost synergies within two years with approximately $35 million expected in first full year following the closing (2)
• Revenue synergies of more than $60 million expected over time
(approximately $20 – $30 million expected in the first full year following the closing)
Financing
• Fully committed financing from Citi and J.P. Morgan
• Expect to use a combination of debt, equity and mandatory convertibles to maintain pro forma
Adjusted Debt to EBITDAR leverage (3) of approximately 5.5x at closing, assuming half of $70 million run rate expected cost synergies
Expected Closing
• Q1 2015
– Already received Hart-Scott-Rodino clearance

Kindred to acquire Gentiva for $1.8 billion in a combination of cash and stock
– Already received Hart-Scott-Rodino clearance

Combination Creates One of the Nation’s Premier
Healthcare Services Providers

Leadership Among Premium Healthcare Service Providers
2014 Wall Street
Consensus Revenue
($ in billions)
Pro Forma
Post Acute Providers Alternate Site Providers
(1) As of June 30, 2014.
(2) Per Kindred 2014 guidance as provided on August 6, 2014 and 2014 current average analyst consensus estimates for Gentiva.
(3) Internal company data.
(4) Twelve months ended (LTM) as of June 30, 2014 and pro forma for Skilled Healthcare merger.
(4)
$7.1
$5.5
$3.8
$3.1
$2.4
$6.4
$12.7
$4.4
IPCM DVA AMSG SCAI
The acquisition of Gentiva further strengthens Kindred’s ability to serve patients across the full continuum of care
($ in millions)
Kindred Gentiva Pro Forma
States
(1)
47 40 47
Locations
(1)
2,353 495 2,848
Employees
(1)
63,000 46,000 109,000
Revenue Guidance/Consensus $5.1 billion
(2)
$2.0 billion
(2)
$7.1 billion
Patients Per Year
(3)
500,000 550,000 1,050,000
$1.2
$2.7
$1.6

Revenues $352 MM
Total States 13
Average Daily Census 16,100
Total Sites of Service 202
Home Health 142
Hospice 38
Personal Care 22
Total Caregivers
(3)
5,000
Revenues $2.0 B
Total States 40
Average Daily Census 110,000
Total Sites of Service 495
Home Health 294
Hospice 166
Community Care 35
Total Caregivers
(3)
39,500
Revenues $2.3 B
Total States 41
Average Daily Census 126,100
Total Sites of Service 697
Home Health 436
Hospice 204
Community Care 57
Total Caregivers 44,500
Kindred at Home Pro Forma Company
Combination
creates largest
home health and
hospice system in
the United States
(1) Annualized based upon revenues for the three months ended June 30, 2014
(divisional revenues before intercompany eliminations).
(2) Current average analyst consensus estimate for 2014.
(3) As of June 30, 2014.
(4) Internal company data for Kindred and investor presentation for Gentiva.

Kindred at Home
Gentiva
Gentiva
(4)
(3)
(3)
(2)
(3)
(4)
(3)
(1)

Strategic and Financial Rationale
Expands and enhances presence in Kindred’s Integrated Care Markets, driving coordinated care in a more efficient and cost-effective manner preferred by consumers and payors
Diversifies Kindred’s business and revenue mix and delivers substantial cost and revenue synergies that allow for investment to improve care management and career opportunities for employees
Creates shareholder value through significant and immediate accretion to both earnings and cash flows (exclusive of transaction and integration costs)

Enhances Kindred’s industry leading position as the Nation’s premier post-acute and rehabilitation services provider and creates the largest and most geographically diversified Home Health and Hospice organization in the United States
Enhances Kindred’s revenue and margin growth profile, increases financial flexibility, lowers cost of capital, reduces rent and CapEX as a percent of revenue, generating free cash flows to quickly delever while supporting a meaningful dividend

Helping to shape the
evolution of the
American Healthcare
Delivery System
by improving patient
outcomes, smoothing
care transitions and
lowering costs,
by transitioning
patients home at the
highest level of
wellness

Combination Places Patient-Centered Integrated Care
(and Kindred’s Continue
the Care Strategy)
at the Forefront of Healthcare Reform

Creating Value for Patients, Payors, Teammates and Shareholders
Succeed in The Core Reposition Portfolio
Aggressively Grow
Kindred at Home,
RehabCare and Assisted
Living Businesses
Develop Care
Management
Capabilities
Advance Integrated
Care Market Strategy
Improve Capital
Structure and Enhance
Shareholder Returns
•
People Services
•
Quality and Clinical
Outcomes
•
Organic Growth
•
Manage Cost and
Capital
•
In Integrated Care
Markets
•
Redeploy Capital to
Higher Margin
Businesses
•
Operationalize
Continue
The Care
•
Support New Risk-
Based Payment
Systems
•
Partner with
Hospitals, Payors
and ACOs
•
Continue to Delever
•
Acquire Facility Real
Estate
•
Grow Dividend
• Optimizes
patient
transition and
improves
clinical
outcomes
• Further builds
capabilities in
Integrated
Care Markets
and improves
margin profile
• Gentiva is one
of the largest
and most
respected
providers of
home health
and hospice
services in U.S.
• Improves
patient care
and positions
Kindred for
future risk
based
payment
models
• Positions
Kindred as
partner of
choice for
hospitals,
payors,
physicians and
ACOs
• Significantly
accretive to
earnings and
cash flows
• Improves
capital
structure
6 1 2 3 4 5
Acquisition Aligns with Kindred’s Five-Year Strategic Plan

Kindred with Gentiva Creates Multiple Platforms for Growth
$2.5 billion Revenues
(3)
$2.3 billion Pro Forma
Revenues
(5)
$1.3 billion Revenues
(3) $1.1 billion Revenues
(3)
*
(1) Ranking based on revenues.
(2)
Ranking from Provider
magazine June 20, 2014 issue.
(3) Revenues for the twelve months ended June 30, 2014 (divisional revenues before intercompany eliminations).
*Combined with Gentiva
#1 Operator of Transitional
Care Hospitals
(1)
#1 Operator of
Home Health and Hospice
(1)
#1 Operator of
Rehabilitation Services
(1)
#8 Operator of
Skilled Nursing Facilities
(2)

(4) As of June 30, 2014.
(5) Includes Kindred at Home annualized revenues for the three months ended June 30, 2014 and from 2014 current average analyst consensus estimates for Gentiva.
• 97 Transitional Care
Hospitals (4)
• 7,145 licensed beds (4)
• 5 Inpatient Rehabilitation
Hospitals with 215 licensed
beds (4)
• 697 sites of service in
41 states (4)
• 151 in Kindred’s
Integrated Care Markets (4)
• 44,500 caregivers
serving 126,100
patients on a daily basis (4)
• 2,237 sites of service
served through 23,058
therapists (4)
• Including 104 hospital-
based acute
rehabilitation units (4)
•
47 Transitional Care
Centers (Sub-Acute
facilities licensed as SNFs)
•
12 Hospital-Based Sub-
Acute Units (4)
•
13 Nursing and
Rehabilitation Centers
(with Transitional Care Units)
•
38 Skilled Nursing Centers
(Traditional SNFs)
(4)
(4)
(4)

Expands and Enhances Presence in
Kindred’s Integrated Care Markets
• Favorable geographic fit – overlap in 20 of 23 current and targeted Integrated Care Markets which are among the top 30 MSAs in the United States
• Significant patient opportunity for improved care transitions and choice – provides revenue synergies from referrals across the combined care delivery platform
Source: Kindred and Gentiva filings and investor presentations.
Note : As of June 30, 2014.
Transitional Care Hospitals (97)
Inpatient Rehabilitation Hospitals (5)
Nursing and Rehabilitation Centers (98)
Kindred at Home Locations (153)
Hospital-Based Inpatient Rehabilitation Units (104)
RehabCare External Customers (1,875)
National and Regional Support Centers
Gentiva Locations (495)
Integrated Care Markets (23)

National presence
across 47 states

Diversifies Service Offerings and Revenue Mix
Community Care
Kindred at Home
Home Health
Hospice

Deepens our care management capabilities and enables us to better serve our patients while lowering costs and improving clinical outcomes
Rehabilitation
Hospital Nursing Center
GTIV:
KND:
(1) Divisional revenues before intercompany eliminations.
(2) Per Gentiva SEC filings.
(3) Gentiva platform consolidates into Kindred at Home.
48%
21%
25%
6%
54% 37%
9%
35%
16%
18%
31%
Revenue Mix
(LTM 6/30/14)
Gentiva
(2) Kindred Standalone
(1)
Pro Forma
(3)

Enhances Growth Profile
(1) Based upon current average analyst consensus estimates for 2014 and 2015 for both Kindred and Gentiva, including
$60 million of annual run rate revenue synergies.
(2) Based upon mid point of 2014 earnings guidance for Kindred as of August 6, 2014 and based upon current average analyst consensus estimates for Gentiva (includes EBITDA impact of full run rate of $70 million of expected cost synergies).
Combination enhances Kindred’s Revenue and Margin Growth Profiles
2014 -2015 Revenue Growth
(1)

2014 EBITDA Margin
(2)

($ Millions)
Year 1 Year 2+
$35 $70
$20-$30 $60+
Synergies are Significant and Achievable
The acquisition creates significant value for patients and shareholders, and is also expected to create exciting career development and advancement opportunities for the employees of both companies
– Corporate overhead
– Supply chain
– Information technology
– Opportunity for volume growth through cross-
selling opportunities to Gentiva patients across
Kindred and Gentiva's combined service
platform
• Ability to leverage platform for more
efficient operations, including cost
savings available in:
• Synergies driven by topline growth from the
combined company
Expected Cost Synergies
Expected Revenue Synergies

Combined Company Overview
Kindred and Gentiva Pro Forma
Mid Point of 2014 Guidance/Consensus
($ in millions)
Kindred
(1)
Gentiva
(2)
Expected
Synergies
(3)
Pro Forma
Revenue $5,100 $1,986 $7,086
EBITDAR 716 232 $70 1,018
EBITDAR Margin
14.0% 11.7% 14.4%
Rent 330 41 371
% of revenue 6.5% 2.1% 5.2%
EBITDA 386 191 70 647
EBITDA Margin 7.6% 9.6% 9.1%
(1) Based upon mid point of guidance for Kindred as of August 6, 2014.  Guidance excludes the effect of reimbursement changes, debt refinancing costs, severance, retirement, retention and restructuring costs, litigation costs, transaction costs, any further acquisitions or divestitures, and any impairment charges.
(2) Based upon 2014 current average analyst consensus estimates. Assumes annualized rent of $41 million.
(3) Estimated full run rate  of cost synergies expected to be achieved within two years of close. Excludes one-time transaction and integration costs.

Significant and Immediate Accretion
to Earnings and Cash Flows

Acquisition is significantly accretive at the contemplated transaction value and financing structure on both an EPS and cash flow basis
(exclusive of transaction and integration costs)
(1) Assumes pro forma share count of 85 million shares reflecting fully diluted shares at end of Q2 2014, share consideration as part of Gentiva transaction and the anticipated equity offering to finance the transaction. Kindred expects the acquisition to be approximately $0.40 to $0.60 accretive to pro forma earnings, on a run rate basis, once Gentiva is fully integrated and expected synergies are fully realized in the second full year following the closing.
(2) Based upon 2014 net income guidance for Kindred as provided on August 6, 2014 and 2014 current average analyst consensus estimates for Gentiva and adding back depreciation and amortization per Kindred’s 2014 guidance and adding back annualized six months ended June 30, 2014 depreciation and amortization for Gentiva and annualized stock-based compensation and deferred financing cost amortization for both Kindred and Gentiva. In addition, expected full run rate estimated cost synergies, net of income taxes, of $42 million ($70 million full run rate annual costs and operating synergies less income taxes of $28 million) are included.
EPS Accretion
(1)
$0.40 – $0.60
+
Acceleration of cost synergies
+
Increased revenue through clinical
integration
+
Incremental development activity fueled
by combined company cash flows
+
Enhanced managed care and ACO
opportunities from expanded integrated
national platform
Drivers for Potential Upside
Pro Forma Cash Flows ($ millions)
Operating Cash Flows
before dividends, changes
in working capital and
capital expenditures (2)
$350 – $400
Less: Maintenance CapEx
$120 – $130
As adjusted
$230 – $270
Fully Integrated Run Rate

Key Highlights
Financing Plan

Sources ($ millions)
New debt financing $1,300 – $1,400
New equity and mandatory
convertible securities issued
$200 – $300
Equity issued to Gentiva
shareholders
~$200
Existing bank revolver draw ~$200
$2,000
Uses ($ millions)
Purchase Gentiva equity $767
Retire Gentiva debt ~$1,050
Transaction fees & expenses ~$183
$2,000
Aggregate equity financing
approximates purchase price
of Gentiva equity
• Expected to issue in aggregate ~$620 –
$720 million of equity to maintain
reasonable leverage
• Expect to have shares outstanding of
~85 million at close
– Proactively raised $220 million in
net proceeds from June 2014
equity offering
– Will issue Gentiva shareholders
~$200 million in Kindred stock as
part of purchase consideration
– Plan to raise ~$200 – $300 million
in equity and / or mandatory
convertible securities between
announcement and close

Capital Structure Improved
and Commitment to Delever

Deleveraging Profile
Adjusted Debt to EBITDAR (3)
Target At Closing
(4)
Year 2
(5)
Commitment to Delever Balance Sheet through Growth and Debt Pay Down
Pro forma adjusted net leverage
expected to be in the mid-5x range at
closing with an expectation to
deleverage quickly to below 5.0x by
Year 2 post closing
Declining Rent Burden as a % of Revenue
(1) Based upon mid point of 2014 earnings guidance issued on August 6, 2014.
(2) Based upon 2014 current average analyst consensus estimates for Gentiva. Assumes annualized rent of $41 million.
(3) Pro forma Adjusted Debt to EBITDAR is computed by dividing a numerator comprised of estimated long-term debt at closing plus pro forma annual rent expense multiplied by six, less unrestricted cash, by a denominator comprised of pro forma EBITDAR.
(4) Assumes half of full run rate of expected cost synergies, or $35 million.
(5) Assumes full run rate of expected cost synergies, or $70 million.

Next Steps
•
Definitive agreement
–
Required approval by Gentiva’s shareholders
–
State and local regulatory approvals required
• Already received Hart-Scott-Rodino clearance
•
Integration teams assembled and ready to be deployed immediately upon closing
•
Closing expected in Q1 2015

Q & A 20 * * * * * *

Appendix 21 * * * * * * * * * *

Reconciliation of Non-GAAP Measures
2014 Earnings Guidance (a)
As of August 6, 2014
($ in millions)
Low High
Revenues 5,100 $ 5,100 $
Operating income (EBITDAR) 707 $    724 $
Rent 330 330
EBITDA 377 394
Depreciation and amortization 161 161
Interest, net 98 98
Income from continuing operations before income taxes 118 135
Provision for income taxes 45 52
Income from continuing operations 73 83
Earnings attributable to noncontrolling interests (15) (15)
Income from continuing operations attributable to Kindred 58 68
Allocation to participating unvested restricted stockholders (2) (2)
Available to common stockholders 56 $      66 $
Earnings per diluted share 0.96 $   1.14 $
Shares used in computing earnings per diluted share 58.3 58.3
(a) The earnings guidance excludes the effect of reimbursement changes, debt refinancing costs, severance, or divestitures, any impairment charges, and any repurchases of common stock.
This presentation includes financial measures referred to as operating income, or earnings before interest, depreciation and amortization ("EBITDA"). Kindred's management uses operating income, EBITDAR or
EBITDA as meaningful measures of operational performance in addition to other measures. Kindred uses operating income, EBITDAR or EBITDA to assess the relative performance of its operating divisions as well as the employees that operate these businesses. In addition, Kindred believes these measurements are important because securities analysts and investors use these measurements to compare Kindred's performance to other companies in the healthcare industry. Kindred believes that income from continuing operations is the most comparable generally accepted accounting principle ("GAAP") measure. Readers of
Kindred's financial information should consider income from continuing operations as an important measure of Kindred's financial performance because it provides the most complete measure of its performance.
Operating income, EBITDAR or EBITDA should be considered in addition to, not as a substitute for, or superior to, financial measures based upon GAAP as an indicator of operating performance. A reconciliation of Kindred's August 6, 2014 guidance to income from continuing operations is below. The pro forma
EBITDAR total of $1 billion included in this presentation includes a 2014 EBITDAR estimate of $232 million for Gentiva, which is based upon Gentiva's 2014 current average analyst consensus estimates. In addition, pro forma EBITDAR includes full run rate expected cost synergies of $70 million from the transaction.
retirement, retention and restructuring costs, litigation costs,  transaction costs, any further acquisitions income taxes, depreciation, amortization and rent ("EBITDAR") or earnings before interest, income taxes,

Kindred and Gentiva: A Compelling Opportunity for American Healthcare and Shareholders October 9, 2014